EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT
                              --------------------


         AGREEMENT by and between Medtronic, Inc., a Minnesota corporation (the "Company") and ____________________________ (the "Executive"), dated as of the
______ day of ____________________.

         The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which are competitive with those of other corporations and which ensure that the compensation and benefits expectations of the Executive will be satisfied. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. Certain Definitions.

         (a) The "Effective Date" shall mean the first date during the Change of Control Period (as defined in Section l (b)) on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated or the Executive ceases to be an officer of the Company prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment or cessation of status as an officer (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment or cessation of status as an officer.

         (b) The "Change of Control Period" shall mean the period commencing on the date hereof and ending on the third anniversary of such date; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Change of Control Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give written notice to the Executive that the Change of Control Period shall not be so extended.


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         2. Change of Control. For the purpose of this Agreement, a "Change of
Control" shall mean:

         (a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section 2(a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company,
(2) any acquisition by the Company or any of its subsidiaries, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (5) any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Section 2(c); or

         (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) Consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity (a "Business Combination"), in each case, unless, immediately following such Business Combination, (i) substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding shares of common stock and the total voting power of (A) the corporation resulting from such Business Combination (the "Surviving Corporation") or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 80% or more of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), in substantially the same proportion as their ownership, immediately prior to the Business Combination, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the outstanding shares of common stock and the total voting power of the outstanding voting


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securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination; or

         (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         Notwithstanding the foregoing provisions of this Section 2, a Change of Control shall not be deemed to occur with respect to the Executive if the acquisition of the 30% or greater interest referred to in Section 2(a) is by a group, acting in concert, that includes the Executive or if at least 40% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the Surviving Corporation or, if applicable, the Parent Corporation shall be beneficially owned, directly or indirectly, immediately after a Business Combination by a group, acting in concert, that includes the Executive.

         3. Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on the third anniversary of such date (the "Employment Period"), provided that nothing stated in this Agreement shall restrict the right of the Company or the Executive at any time to terminate the Executive's employment with the Company, subject to the obligations of the Company provided for in this Agreement in the event of such terminations.

         4. Terms of Employment.

         (a) Position and Duties.

               (i) During the Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 35 miles from such location.

               (ii) Except as otherwise expressly provided in this Agreement, during the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking


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engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

         (b) Compensation.

               (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") which Annual Base Salary shall be paid at a monthly rate, at least equal to 12 times the highest monthly base salary paid or payable, including any base salary that has been earned but deferred, whether in a deferred compensation program, by means of exchange into stock options, or otherwise, to the Executive by the Company and the affiliated companies in respect of the 12-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to other peer executives of the Company and its affiliated companies. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

               (ii) Annual Incentive Payments. (A) In addition to Annual Base Salary, the Executive shall be paid, for each fiscal year ending during the Employment Period, an annual bonus ("Annual Bonus") in cash at least equal to the Executive's average annual or annualized (for any fiscal year consisting of less than 12 full months or with respect to which the Executive has been employed by the Company for less than 12 full months) award earned by the Executive, including any award earned but deferred, whether in a deferred compensation program, by means of exchange into stock options, or otherwise, under the Company's Management Incentive Plan, as amended from time to time prior to the Effective Date (or under any successor or replacement annual incentive plan of the Company or any of the affiliated companies), for the last three fiscal years immediately preceding the fiscal year in which the Effective Date occurs (the "Three-Year Average Bonus").

                    (B) For each PSP Award (as defined below) of the Executive outstanding as of the Effective Date, a pro rata payout shall be made to the Executive as of the Effective Date, in shares or cash (at the election of the Company) equal to the number of shares covered by the PSP Award multiplied by the performance-based accrual percentage pertaining to such PSP Award as of the Effective Date, multiplied by a fraction the numerator of which is the number of months elapsed from the date the PSP Award was granted through the Effective Date and the denominator of which is the number of months from the date the PSP Award was granted through the PSP Award's scheduled maturity date. For purposes of this Agreement, a PSP


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Award is "granted" at the time that the Executive is notified that such award has been reserved for him or her, and "distributed" at the time that it is paid out to the Executive (e.g., under the Company's current plan, which has a three-year performance cycle, a PSP Award granted in 2001 will be distributed in
2004).

                    (C) For each fiscal year during the Employment Period in which the Company does not grant a PSP Award as part of a program complying with
Section 4(b)(iii) of this Agreement, the Executive shall also be provided an annual incentive payment (the "Annual Performance Share Equivalent") in cash at least equal to the average annual or annualized (for any fiscal year consisting of less than 12 full months or with respect to which the Executive has been employed by the Company for less than 12 full months) dollar value of awards distributed to Executive (each such award, a "PSP Award"), including any such distributions that were earned but deferred, whether in a deferred compensation program, by means of exchange into stock options, or otherwise, for the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs, pursuant to the terms of the Company's performance share or restricted share plans or programs (or under any successor or replacement plan or program of the Company or any of the affiliated companies), as amended from time to time prior to the Effective Date (such three-year average, the "Three-Year Average PSP Award"); PROVIDED, HOWEVER, that for each such prior year for which a PSP Award was not distributed to the Executive, the calculation of the Three-Year Average PSP Award shall include an amount that represents what the Executive's PSP Award would have been in that year (or, if no PSP Awards were distributed in such year, in the last preceding year in which PSP Awards were distributed) had such award had a dollar value equal to the average dollar value of the PSP Awards distributed to peer executives employed by the Company (who received PSP Awards pursuant to the same category of benefit applicable to Executive) in that year. (The Annual Bonus and the Annual Performance Share Equivalent are herein referred to collectively as the "Annual Incentive Payments".) The Annual Incentive Payments shall be paid to Executive, unless the Executive shall elect to defer the receipt of such Annual Incentive Payments, no later than the end of the third month of the fiscal year following the year for which the Annual Incentive Payments are paid.

               (iii) Stock Programs, Savings Plans and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all plans, practices, policies and programs ("Plans") applicable generally to peer executives of the Company and the affiliated companies, including, without limitation, all such Plans providing for the receipt of common stock, restricted stock, or stock options, and all such incentive, savings and retirement Plans; provided, however, that in no event shall such Plans provide the Executive with savings opportunities, retirement benefit opportunities, or incentive or stock opportunities (measured with respect to both regular and special incentive or stock opportunities, to the extent, if any, that such distinction is applicable) in each case, that are less favorable, in the aggregate, than the most favorable of those provided by the Company and the affiliated companies for the Executive under such Plans as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and the affiliated companies.

               (iv) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in


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and shall receive all benefits under welfare benefit Plans provided by the
Company and the affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance Plans) to the extent applicable generally to other peer executives of the Company and the affiliated companies, but in no event shall such Plans provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such Plans in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and the affiliated companies.

               (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and the affiliated companies in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and the affiliated companies.

               (vi) Business Allowance. During the Employment Period, the Executive shall be entitled to a business allowance in accordance with the most favorable Plans of the Company and the affiliated companies in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and the affiliated companies.

               (vii) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and the affiliated companies at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and the affiliated companies.

               (viii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacations in accordance with the most favorable Plans of the Company and the affiliated companies as in effect for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and the affiliated companies.

         5. Termination of Employment.

         (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 12(b) of this Agreement of its intention to


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terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

         (b) Cause. (i) The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean (A) repeated violations by the Executive of the Executive's obligations under Section 4(a) of this Agreement (other than as a result of incapacity due to physical or mental illness) which are demonstrably willful and deliberate on the Executive's part, which are committed in bad faith or without the belief on the part of the Executive that such violations are in the best interests of the Company and which are not remedied in a reasonable period of time after receipt of written notice from the Company specifying such violations or (B) the conviction of the Executive of a felony involving moral turpitude.

         (ii) For purposes of Section 5(b)(i)(A) of this Agreement, no act, or failure to act, on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

         (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason or by the Executive voluntarily without Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

               (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any diminution in such position, authority, duties or responsibilities (whether or not occurring solely as a result of the Company ceasing to be a publicly traded entity or becoming a subsidiary), excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Executive;


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               (iii) the Company's requiring the Executive to be based at any office or location other than that described in Section 4(a)(i)(B) hereof or the Company's requiring the Executive to be based at a location other than the principal executive offices of the Company (if the Executive were employed at such location immediately preceding the Effective Date) or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

               (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

               (v) any failure by the Company to comply with and satisfy Section 11(c) of this Agreement.

For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive during the 30-day period immediately following the first anniversary of the Effective Date (the "Window Period") which would not otherwise constitute Good Reason shall be deemed to be a termination by the Executive for Good Reason for all purposes of this Agreement. The Executive's mental or physical incapacity following the occurrence of an event described above in clauses (i) through (v) shall not affect the Executive's ability to terminate employment for Good Reason.

         (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined herein) is other than the date of receipt of such notice, specifies the Date of Termination (which Date of Termination shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause, respectively, shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's respective rights hereunder.

         (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified in the Notice of Termination (which date shall not be more than 30 days after the giving of such notice), as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability or death, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.


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         6. Obligations of the Company upon Termination.

         (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company terminates the Executive's employment other than for Cause or Disability or the Executive terminates employment for Good Reason, in lieu of further payments pursuant to Section 4(b) with respect to periods following the Date of Termination:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts (such aggregate shall be hereinafter referred to as the "Special Termination Amount"):

                    (A) the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the sum of the Three-Year Average Bonus (or, if higher, the Annual Bonus paid or payable, including any portion thereof that has been earned but deferred, whether in a deferred compensation program, by means of exchange into stock options, or otherwise (and annualized for any fiscal year consisting of less than 12 full months or for which the Executive has been employed for less than 12 full months), for the most recently completed fiscal year during the Employment Period, if any), and, unless a PSP Award has previously been granted to the Executive for the fiscal year in which the Date of Termination occurs, the Annual Performance Share Equivalent, and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, in lieu of any amounts otherwise payable pursuant to an Annual Bonus or Annual Performance Share Equivalent, in each case solely with respect to the year in which the Date of Termination occurs, (3) for each PSP Award outstanding as of the Date of Termination, if any, a pro rata payout, in shares or cash (at the election of the Company) equal to the number of shares covered by the PSP Award multiplied by the performance-based accrual percentage pertaining to such PSP Award as of the Date of Termination, multiplied by a fraction the numerator of which is the number of months elapsed from the date the PSP Award was granted through the Date of Termination and the denominator of which is the number of months from the date the PSP Award was granted through the PSP Award's scheduled maturity date, (4) any accrued vacation pay, in each case, to the extent not theretofore paid, and (5) the amount of any compensation previously deferred by the Executive, whether in a deferred compensation program, by means of exchange into stock options, or otherwise (the sum of the amounts described in subclauses (1), (2), (3), (4) and (5), the "Accrued Obligations"); and

                    (B) the amount equal to the product of (1) three (two, in the case of a voluntary termination by the Executive during the Window Period pursuant to the penultimate sentence of Section 5(c)), and (2) the sum of (x) the Executive's Annual Base Salary, and (y) the higher of (I) the Three-Year Average Bonus and (II) the Annual Bonus paid or payable to the Executive for the most recently completed fiscal year during the Employment Period prior to the Date of Termination;

                    (C) for the remainder of the Employment Period (or for the lesser of two years or the remainder of the Employment Period, in the case of a voluntary termination by the Executive during the Window Period pursuant to the penultimate sentence of Section 5(c)), or such longer period as any plan, program, practice or policy may provide, the


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Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the Plans described in Section 4(b)(iv) of this Agreement if the Executive's employment had not been terminated, in accordance with the most favorable Plans of the Company and the affiliated companies applicable generally to other peer executives and their families during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and the affiliated companies and their families, in either case upon the same terms and conditions (including any applicable required employee contributions); provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical, disability or other welfare benefits under another employer-provided plan, the medical, disability or other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. Following the end of the period during which medical benefits are provided pursuant to this Section 6(a)(ii), the Executive shall be eligible for continued health coverage as required by Section 4980B of the Code or other applicable law, as if the Executive's employment with the Company had terminated as of the end of such period. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such Plans, the Executive shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period; and

               (ii) Except as otherwise set forth in the last sentence of
Section 7, to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits that the Executive is otherwise entitled to receive under any other plan, program, practice, policy, contract, arrangement or agreement of the Company or the affiliated companies (such other amounts and benefits, the "Other Benefits").

         (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, the Company shall provide the Executive's estate or beneficiaries with the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under this Agreement. The Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of the Other Benefits, the term "Other Benefits" as used in this Section 6(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and the affiliated companies to the estates and beneficiaries of peer executives of the Company and the affiliated companies under such Plans relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and the affiliated companies and their beneficiaries.

         (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, the Company shall provide the Executive with the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under this Agreement. The Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of the Other Benefits, the term "Other Benefits" as used in this Section 6(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and the affiliated companies to disabled executives and/or their families in accordance with such Plans relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other disabled peer executives of the Company and the affiliated companies and their families.

         (d) Cause; Other Than for Good Reason. If the Executive's employment is terminated for Cause during the Employment Period, the Company shall provide to the Executive (i) the Executive's Annual Base Salary through the Date of Termination, (ii) the amount of any compensation previously deferred by the Executive, whether in a deferred compensation program, by means of exchange into stock options, or otherwise, and (iii) the Other Benefits, in each case to the extent theretofore unpaid, and shall have no other severance obligations under this Agreement. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, the Company shall provide to the Executive the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under this Agreement. In such case, all of the Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

         7. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of the affiliated companies (other than participation in any severance plan upon the Executive's termination of employment during the Employment Period) and for which the Executive may qualify, nor, subject to Section 12(f) of this Agreement, shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of the affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of the affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. If the Executive receives payments and benefits pursuant to Section 6(a) of this Agreement, the Executive shall not be entitled to any other severance pay or benefits under any severance plan, program or policy of the Company or the affiliated companies, unless expressly provided therein in a specific reference to this Agreement.

         8. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred (within 30 days following the Company's receipt of an invoice from the Executive), to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         9. Certain Additional Payments by the Company.

         (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. The Company's obligation to make Gross-Up Payments under this Section 9 shall not be conditioned upon the Executive's termination of employment.

         (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by PricewaterhouseCoopers or such other nationally recognized certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the "Accounting Firm" hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

         (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and the Executive shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that the Company desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim,

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (iii) cooperate with the Company in good faith in order to effectively contest such claim, and

               (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole discretion, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income in connection with such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         10. Confidential Information. The Executive shall comply with any and all confidentiality agreements with the Company to which the Executive is, or shall be, a party.

         11. Successors.

         (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Except as provided in Section 11(c) of this Agreement, this Agreement shall not be assignable by the Company.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

         12. Miscellaneous.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This

Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


         If to the Executive:
         --------------------



         If to the Company:
         ------------------

         Medtronic, Inc.
         [LEGAL DEPT. LC300
         710 MEDTRONIC PARKWAY
         MINNEAPOLIS, MN  55432-5604]
         Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Sections 5(c)(i) through 5(c)(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company may be terminated by either the Executive or the Company at any time prior to the Effective Date or, subject to the obligations of the Company provided for in this Agreement in the event of a termination after the Effective Date, at any time on or after the Effective Date. Moreover, if prior to the Effective Date,
(i) the Executive's employment with the Company terminates or (ii) the Executive ceases to be an officer of the Company, then the Executive shall have no further rights under this Agreement. From and after the Effective Date, except with respect to the agreements described in Section 10 hereof, this

Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof, including, without limitation, the Management Agreement, if any, between the Company and the Executive in effect immediately prior to the execution of this Agreement.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


_________________________________               MEDTRONIC, INC.


                                                By _____________________________